Execution Version

Exhibit 10.31

First Amendment to the License Agreement

By and Between

Xencor, Inc. and MorphoSys AG

This first amendment ("Amendment") to the Collaboration and License Agreement dated June 27, 2010 (the “Agreement”) by and between Xencor, Inc., a Delaware corporation with its principal offices at 111 West Lemon Avenue, Monrovia, CA 91016 (“Xencor”), and MorphoSys AG, a German corporation with its principal offices at Semmelweisstrasse 7, 82152 Planegg, Germany (“MorphoSys”) is effective as of the date of last signature to this Amendment.  Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Agreement.

Whereas, the Agreement, as more specifically set forth therein, affords Xencor the right to have its name and logo on all Licensed Product labeling and promotional materials; and

Whereas, Xencor and MorphoSys have agreed to amend the Agreement to provide for inclusion of an approved statement in any media release referencing and in any publication regarding the Licensed Product instead of including Xencor’s name and logo on all Licensed Product labeling and promotional materials.

Now Therefore, in consideration of the mutual promises and covenants herein contained, Xencor and MorphoSys hereby agree to the following terms:

1.	Section 3.6 of the Agreement shall be deleted in its entirety and be replaced by the following paragraph:

“3.6Allocation of Responsibility for Further Development and Commercialization. Other than Xencor’s responsibilities with respect to the Ongoing Phase 1 Trial, MorphoSys shall be responsible for all further development of Licensed Antibody(ies) and/or Licensed Products for, and commercialization (including marketing, promotion and sales) of Licensed Products in the MorphoSys Territory for the Field. MorphoSys (and its Affiliates and Sublicensees) shall have the right to file in its own name, and to own, all new INDs, Marketing Authorization Applications and Marketing Authorizations for Licensed Products in the MorphoSys Territory for the Field and may delegate and/or assign these rights to Affiliates and Sublicensees. As between the Parties, MorphoSys shall have the sole and exclusive right to select the product trademarks for the Licensed Products in the MorphoSys Territory for the Field (and may delegate and/or assign this right to Affiliates and Sublicensees). Regardless of whether Licensed Product is marketed by MorphoSys or a Sublicensee, Licensed Product labeling, packaging and promotional materials shall neither be required to state that the Licensed Product is under license from Xencor (or its successor), nor include the Xencor name or Xencor logo.”

Execution Version

2.	The following sentence shall be added at the end of Section 7.4 of the Agreement:

“For (i) any media release (but excluding legally required ad hoc-announcements) by MorphoSys, by any Sublicensee of the Licensed Product or by any of their respective Affiliates referencing the Licensed Product, the statement set forth in Exhibit N (attached hereto) or an alternative statement approved by both Parties in writing, shall be included in the section containing background information on the Licensed Product; and (ii) any peer-reviewed publication regarding the Licensed Product with co-authorship of an employee of MorphoSys, any Sublicensee of the Licensed Product or by any of their respective Affiliates shall include, to the extent possible, the statement set forth in Exhibit N, in e.g., the Materials and Methods section, the acknowledgements or the references at the discretion of the lead author and publisher; provided that if a publisher will not approve its inclusion, the Parties will work together to craft a disclosure regarding the license of the Licensed Product from Xencor by MorphoSys that the publisher will approve (if any).”

3.	This Amendment will be construed in accordance with, and governed in all respects by, the laws of the State of New York (without giving effect to principles of conflicts of law).
4.	All other terms of the Agreement shall remain unchanged and, except as expressly amended hereby, the Agreement shall continue in full force and effect. This Letter Agreement is incorporated and made a part of the Agreement. In the event of any conflict or inconsistency between the Agreement and this Letter Agreement, the latter shall prevail.

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Execution Version

In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized representatives.

XencorMorphoSys

MorphoSys

Execution Version

Exhibit N

Approved Statement

About tafasitamab (MOR208)

Tafasitamab (MOR208) is an investigational humanized Fc-engineered monoclonal antibody directed against CD19.1 In 2010, MorphoSys licensed exclusive worldwide rights to develop and commercialize tafasitamab from Xencor, Inc. Tafasitamab incorporates an XmAb(R) engineered Fc domain, which is intended to lead to a significant potentiation of antibody-dependent cell-mediated cytotoxicity (ADCC) and antibody-dependent cellular phagocytosis (ADCP), thus aiming to improve a key mechanism of tumor cell killing.

… [Note: MorphoSys may add, following this statement, at its sole discretion and without requiring Xencor’s approval, further information on tafasitamab, the target, the development of tafasitamab, respective clinical trials, marketing authorizations and relevant indications etc.]

[Add to trademark line:] XmAb(R) is a trademark of Xencor, Inc.

1 MorphoSys may update this statement at its sole discretion e.g. depending on Licensed Product status.